---------------------------------------------------------------------------
---------------------------------------------------------------------------
                              GUARANTY AGREEMENT

                                     from

                            MARKETSPAN CORPORATION

                                      to

                         LONG ISLAND POWER AUTHORITY

                                     Dated

                                 May 28, 1998
--------------------------------------------------------------------------
--------------------------------------------------------------------------

                              GUARANTY AGREEMENT

                  THIS GUARANTY AGREEMENT is made and dated as of May 28, 1998, from MARKETSPAN CORPORATION, a corporation organized and existing under the laws of the State of New York (together with any permitted successors and assigns hereunder, the "Guarantor"), to Long Island Power Authority (together with its subsidiaries and other permanent assignees of the Agreements (as defined below), the "Authority").

                                   RECITALS

                  The Authority and various affiliates of the Guarantor, a New York corporation, have entered into a series of agreements, including a Management Services Agreement dated June 26, 1997, as supplemented (the "Management Services Agreement"), whereby MarketSpan Energy Management, LLC, as Manager (the "Manager"), has agreed to operate, maintain and manage the Authority's electricity transmission and distribution system (the "T&D System"), a Power Supply Agreement dated June 26, 1997, as supplemented (the "Power Supply Agreement"), whereby MarketSpan Generation, LLC ("Genco") has agreed to sell capacity and energy to the Authority, an Energy Management Agreement dated June 26, 1997, as supplemented (the "Energy Management Agreement") whereby MarketSpan Energy Management, LLC (the "Energy Manager") has agreed to manage the System Power Supply and purchase Fuel for use in the operation of the generating facilities of Genco (collectively, the "Agreements") all as more particularly described therein.

                  The Agreements when entered into pursuant to the terms of an Agreement and Plan of Merger dated as of June 26, 1997 by and among the Authority, Long Island Lighting Company, the Guarantor and LIPA Acquisition Corp. (the "Acquisition Corp").

                  Each of the Manager, the Energy Manager and GENCO (the "Subsidiaries") is a subsidiary of the Guarantor.

                  The Authority entered into the Agreements only upon the condition that the Guarantor guarantee the performance by the Manager of all of the Subsidiaries' responsibilities and obligations under the Agreements as set forth in this Guaranty Agreement ("the Guaranty").

                  In order to induce the execution and delivery of the Agreements by the Authority and in consideration of the foregoing, the Guarantor agrees as follows:

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

                  SECTION 1.1. DEFINITIONS. For the purposes of this Guaranty, the following words and terms shall have the respective meanings set forth as follows. Any capitalized word or term used but not defined herein is used as defined in the Agreements.

                  "Obligations" means the amounts payable by, the obligations to perform of, and the covenants and agreements of, the Subsidiaries pursuant to the terms of the Agreements.

                  "Transaction Agreement" means any agreement entered into by the Subsidiaries or the Authority in connection with the transactions contemplated by the Agreements, including the Acquisition Agreement, the Basic Agreements (as defined in the Acquisition Agreement) and any amendments or supplements thereto.

                  SECTION 1.2. INTERPRETATION. In this Guaranty, unless the context otherwise requires:

                  (A) References Hereto. The terms "hereby", "hereof", "herein", "hereunder" and any similar terms refer to this Guaranty, and the term "hereafter" means after, and the term "heretofore" means before, the date of execution and delivery of this Guaranty.

                  (B) Gender and Plurality. Words of the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa.

                  (C) Persons. Words importing persons include firms, companies, associations, general partnerships, limited partnerships, trusts, business trusts, corporations and other legal entities, including public bodies, as well as individuals.

                  (D) Headings. The table of contents and any headings preceding the text of the Articles, Sections and subsections of this Guaranty shall be solely for convenience of reference and shall not constitute a part of this Guaranty, nor shall they affect its meaning, construction or effect.

                  (E) Entire Agreement; Authority. This Guaranty and the Agreements constitute the entire agreement between the parties hereto with respect to the transactions contemplated by this Guaranty. Nothing in this Guaranty is intended to confer on any person other than the Guarantor, the Authority and their successors and assigns as permitted hereunder any rights or remedies under or by reason of this Guaranty.

                  (F) Counterparts. This Guaranty may be executed in any number of original counterparts. All such counterparts shall constitute but one and the same Guaranty.

                  (G) Applicable Law. This Guaranty shall be governed by and construed in accordance with the applicable laws of the State of New York.

                  (H) Severability. If any clause, provision, subsection, Section or Article of this Guaranty shall be ruled invalid by any court of competent jurisdiction, the invalidity of any such clause, provisions, subsection, Section or Article shall not affect any of the remaining provisions hereof, and this Guaranty shall be construed and enforced as if such invalid portion did not exist provided that such construction and enforcement shall not increase the Guarantor's liability beyond that expressly set forth herein.

                  (I) Approvals. All approvals, consents and acceptances required to be given or made by any party hereto shall be at the sole discretion of the party whose approval, consent or acceptance is required.

                  (J) Payments. All payments required to be made by the Guarantor hereunder shall be made in lawful money of the United States of America.

                                  ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

                  SECTION 2.1. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR. The Guarantor hereby represents and warrants that:

                  (1) Existence and Powers. The Guarantor is duly organized and validly existing as a corporation under the laws of the State of New York, with full legal right, power and authority to enter into and perform its obligations under this Guaranty.

                  (2) Due Authorization and Binding Obligation. The
Guarantor has duly authorized the execution and delivery of this Guaranty, and this Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except insofar as such enforcement may be affected by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally.

                  (3) No Conflict. Neither the execution or delivery by the Guarantor of this Guaranty nor the performance by the Guarantor of its obligations hereunder (a) to the Guarantor's knowledge conflicts with, violates or results in a breach of any law or governmental regulation applicable to the Guarantor, (b) conflicts with, violates or results in a material breach of any term or condition of the Guarantor's corporate charter or by-laws or any judgment, decree, agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of its properties or assets are bound, or constitutes a default under any such judgment, decree, agreement or instrument or (c) will result in the creation or imposition of any material encumbrance of any nature whatsoever upon any of the properties or assets of the Guarantor except as permitted hereby or by any Transaction Agreement.

                  (4) No Governmental Approval Required. No approval, authorization, order or consent of, or declaration, registration or filing with, any governmental authority is required for the valid execution and delivery by the Guarantor of this Guaranty, except such as shall have been duly obtained or made.

                  (5) No Litigation. There is no action, suit or other proceeding, at law or in equity, before or by any court or governmental authority, pending or, to the Guarantor's knowledge, threatened against the Guarantor which has a likelihood of an unfavorable decision, ruling or finding that would materially and adversely affect the validity or enforceability of this Guaranty.

                  (6) No Legal Prohibition. The Guarantor has no knowledge of any Applicable Law in effect on the date as of which this representation is being made which would prohibit the performance by the Guarantor of this Guaranty

                  (7) Consent to Agreements. The Guarantor is fully aware of and consents to the terms and conditions of the Agreements.

                  (8) Consideration. This Guaranty is made in furtherance of the purposes for which the Guarantor has been organized, and the assumption by the Guarantor of its obligations hereunder will result in a material benefit to the Guarantor.

                                  ARTICLE III

                              GUARANTY COVENANTS

                  SECTION 3.1. GUARANTY TO THE AUTHORITY. The Guarantor hereby absolutely, presently, irrevocably and unconditionally guarantees to the Authority for the benefit of the Authority (1) the full and prompt payment when due of each and all of the payments required to be credited or made by each of the Subsidiaries under the Agreements (including all amendments and supplements thereto) to, or for the account of, the Authority, and (2) the full and prompt performance and observance of each and all of the Obligations. Notwithstanding the unconditional nature of the Guarantor's obligations as set forth herein, the Guarantor shall have the right to assert the defenses provided in Section 3.4 hereof against claims made under this Guaranty.

                  SECTION 3.2. RIGHT OF AUTHORITY TO PROCEED AGAINST GUARANTOR. This Guaranty shall constitute a guaranty of payment and of performance and not of collection, and the Guarantor specifically agrees that in the event of a failure by any Subsidiary to pay or perform any Obligation guaranteed hereunder, the Authority shall have the right to proceed first and directly against the Guarantor under this Guaranty and without proceeding against such Subsidiary or exhausting any other remedies against such Subsidiary which the Authority may have. Without limiting the foregoing, the Guarantor agrees that it shall not be necessary, and that the Guarantor shall not be entitled to require, as a condition of enforcing the liability of the Guarantor hereunder, that the Authority (1) file suit or proceed to obtain a personal judgment against any Subsidiary, (2) make any other effort to obtain payment or performance of the Obligations from the Subsidiary other than providing the Subsidiary with any notice of such payment or performance as may be required by the terms of the Agreements or required to be given to the Subsidiary under Applicable Law, (3) foreclose against or seek to realize upon any security for the Obligations, or (4) exercise any other right or remedy to which the Authority is or may be entitled in connection with the Obligations or any security therefor or any other guarantee thereof, except to the extent that any such exercise of such other right or remedy may be a condition to the Obligations of the Subsidiaries or to the enforcement of remedies under the Agreements. Upon any unexcused failure by any Subsidiary in the payment or performance of any Obligation and the giving of such notice or demand, if any, to the Subsidiaries as may be required in connection with such Obligation, the liability of the Guarantor shall be effective and shall immediately be paid or performed. Notwithstanding the Authority's right to proceed directly against the Guarantor, the Authority (or any successor) shall not be entitled to more than a single full performance of the obligations in regard to any breach or non-performance thereof.

                  SECTION 3.3. GUARANTY ABSOLUTE AND UNCONDITIONAL: Except as set forth in Section 3.4 hereof, the obligations of the Guarantor hereunder are absolute, present, irrevocable and unconditional and shall remain in full force and effect until the Subsidiaries shall have fully discharged the Obligations in accordance with their respective terms, and except as provided in Section 3.4 hereof, shall not be subject to any counterclaim, set-off, deduction or defense (other than full and strict compliance with, or release, discharge or satisfaction of, such Obligations) based on any claim that the Guarantor may have against the Subsidiaries, the Authority or any other person. Without limiting the foregoing, the obligations of the Guarantor hereunder shall not be released, discharged or in any way modified by reason of any of the following (whether with or without notice to, knowledge by or further consent of the Guarantor):

                  (1) the extension or renewal of this Guaranty or the Agreements in accordance with the terms of each agreement;

                  (2) any exercise or failure, omission or delay by the Authority in the exercise of any right, power or remedy conferred on the Authority with respect to this Guaranty or the Agreements except to the extent such failure, omission or delay gives rise to an applicable statute of limitations defense with respect to a specific claim;

                  (3) any permitted transfer or assignment of rights or obligations under the Agreements or under any other Transaction Agreement by any party thereto or any permitted assignment, conveyance or other transfer of any of their respective interests in the GENCO Generating Facilities or the T&D System or in, to or under any of the Transaction Agreements;

                  (4) any permitted assignment for the purpose of creating a security interest or mortgage of all or any part of the respective interests of the Authority or any other person in any Transaction Agreement or in the GENCO Generating Facilities or the T&D System;

                  (5) any renewal, amendment, change or modification in respect of any of the Obligations or terms or conditions of any Transaction Agreement;

                   (6) any failure of title with respect to all or any part of the respective interests of any person in the GENCO Generating Facilities or the T&D System;

                  (7) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, moratorium, arrangement, composition with creditors or readjustment of, or other similar proceedings against the Subsidiaries or the Guarantor, or any of the property of either of them, or any allegation or contest of the validity of this Guaranty or any other Transaction Agreement in any such proceeding (it is specifically understood, consented and agreed to that, to the extent permitted by law, this Guaranty shall remain and continue in full force and effect and shall be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted and as if no rejection, stay, termination, assumption or modification has occurred as a result thereof, it being the intent and purpose of this Guaranty that the Guarantor shall and does hereby waive all rights and benefits which might accrue to it by reason of any such proceeding);

                  (8) except as permitted by Sections 4.1 or 4.2 hereof, any sale or other transfer by the Guarantor or any Affiliate of any of the capital stock or other interest of the Guarantor or any Affiliate in the Subsidiaries now or hereafter owned, directly or indirectly, by the Guarantor or any Affiliate, or any change in composition of the interests in the Subsidiaries;

                  (9) any failure on the part of the Subsidiaries for any reason to perform or comply with any agreement with the Guarantor;

                  (10) the failure on the part of the Authority to provide any notice to the Guarantor which is not required to be given to the Subsidiaries as a condition to the enforcement of Obligations pursuant to the Agreements;

                  (11) any failure of any party to the Transaction Agreements to mitigate damages resulting from any default by the Subsidiaries or the Guarantor under any Transaction Agreement;

                  (12) the merger or consolidation of any party to the Transaction Agreements into or with any other person, or any sale, lease, transfer, abandonment or other disposition of any or all of the property of any of the foregoing to any person;

                  (13) any legal disability or incapacity of any party to the Transaction Agreements; or

                  (14) the fact that entering into any Transaction Agreement by the Subsidiaries or the Guarantor was invalid or in excess of the powers of such party.

Should any money due or owing under this Guaranty not be recoverable from the Guarantor due to any of the matters specified in subparagraphs (1) through
(14) above, then, in any such case, such money, together with all additional sums due hereunder, shall nevertheless be recoverable from the Guarantor as though the Guarantor were principal obligor in place of the Subsidiaries pursuant to the terms of the Agreements and not merely a guarantor and shall be paid by the Guarantor forthwith. Notwithstanding anything to the contrary expressed in this Guaranty, nothing in this Guaranty shall be deemed to amend, modify, clarify, expand or reduce the Subsidiaries' rights, benefits, duties or obligations under the Agreements. To the extent that any of the matters specified in subparagraphs (1) through (6) and (8) through (14) would provide a defense to, release, discharge or otherwise affect the Subsidiaries' Obligations, the Guarantor's obligations under this Guaranty shall be treated the same.

                  SECTION 3.4. DEFENSES, SET-OFFS AND COUNTERCLAIMS. Notwithstanding any provision contained herein to the contrary, the Guarantor shall be entitled to exercise or assert any and all legal or equitable rights or defenses which the Subsidiaries may have under the Agreements or under Applicable Law (other than bankruptcy or insolvency of the Subsidiaries and other than any defense which the Subsidiaries has expressly waived in the Agreements), and the obligations of the Guarantor hereunder are subject to such counterclaims, set-offs or deductions which the Subsidiaries is permitted to assert pursuant to the Agreements if any. The Guarantor reserves the right to bring independent claims against the Authority not arising from the Agreements, provided however, any such claims shall not be used to set-off or deduct from any claims which the Authority may have against the Guarantor arising from this Guaranty.

                  SECTION 3.5. WAIVERS BY THE GUARANTOR. The Guarantor hereby unconditionally and irrevocably waives:

                  (1) notice from the Authority of its acceptance of this Guaranty;

                  (2) notice of any of the events referred to in Section 3.3 hereof except to the extent that notice is required to be given as a condition to the enforcement of Obligations;

                  (3) to the fullest extent lawfully possible, all notices which may be required by statute, rule of law or otherwise to preserve intact any rights against the Guarantor, except any notice to the Subsidiaries required pursuant to the Agreements or Applicable Law as a condition to the performance of any Obligation;

                  (4) to the fullest extent lawfully possible, any statute of limitations defense based on a statute of limitations period which may be applicable to guarantors (or parties in similar relationships) which would be shorter than the applicable statute of limitations period for the underlying claim;

                  (5) any right to require a proceeding first against the Subsidiaries;

                  (6) any right to require a proceeding first against any person or the security provided by or under any Transaction Agreement except to the extent such Transaction Agreement specifically requires a proceeding first against any person (except the Subsidiaries) or security;

                  (7) any requirement that the Subsidiaries be joined as a party to any proceeding for the enforcement of any term of any Transaction Agreement;

                  (8) the requirement of, or the notice of, the filing of claims by the Authority in the event of the receivership or bankruptcy of the Subsidiaries; and

                  (9) all demands upon the Subsidiaries or any other person and all other formalities the omission of any of which, or delay in performance of which, might, but for the provisions of this Section 3.5, by rule of law or otherwise, constitute grounds for relieving or discharging the Guarantor in whole or in part from its absolute, present, irrevocable, unconditional and continuing obligations hereunder.

                  SECTION 3.6. PAYMENT OF COSTS AND EXPENSES. The Guarantor agrees to pay the Authority on demand all reasonable costs and expenses, legal or otherwise (including counsel fees), incurred by or on behalf of the Authority in successfully enforcing by Legal Proceeding observance of the covenants, agreements and obligations contained in this Guaranty against the Guarantor, other than the costs and expenses that the Authority incurs in performing any of its obligations under the Agreements, or other applicable Transaction Agreement where such obligations are a condition to performance by the Subsidiaries of its Obligations.

                  SECTION 3.7. SUBORDINATION OF RIGHTS. The Guarantor agrees that any right of subrogation or contribution which it may have against the Subsidiaries solely as a result of any payment or performance hereunder is hereby fully subordinated to the rights of the Authority hereunder and under the Transaction Agreements and that the Guarantor shall not recover or seek to recover any payment made by it hereunder from the Subsidiaries until the Subsidiaries and the Guarantor shall have fully and satisfactorily paid or performed and discharged the Obligations giving rise to a claim under this Guaranty.

                  SECTION 3.8. SEPARATE OBLIGATIONS: REINSTATEMENT. The obligations of the Guarantor to make any payment or to perform and discharge any other duties, agreements, covenants, undertakings or obligations hereunder shall (1) to the extent permitted by Applicable Law, constitute separate and independent obligations of the Guarantor from its other obligations under this Guaranty, (2) give rise to separate and independent causes of action against the Guarantor and (3) apply irrespective of any indulgence granted from time to time by the Authority. The Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Subsidiaries is rescinded or must be otherwise restored by the Authority, whether as a result of any proceedings in bankruptcy, reorganization or similar proceeding, unless such rescission or restoration is pursuant to the terms of the Agreements, or any applicable Transaction Agreement or the Subsidiaries' enforcement of such terms under Applicable
Law.

                   SECTION 3.9. TERM. This Guaranty shall remain in full force and effect from the date of execution and delivery hereof until all of the Obligations of the Subsidiaries have been fully paid and performed.

                                  ARTICLE IV

                               GENERAL COVENANTS

                  SECTION 4.1. MAINTENANCE OF CORPORATE EXISTENCE. (A) Consolidation, Merger, Sale or Transfer. The Guarantor covenants that during the term of this Guaranty it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it unless the successor is the Guarantor and the conditions contained in clause (2) below are satisfied; provided, however, that the Guarantor may consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve if (1) the successor entity (if other than the Guarantor) (a) assumes in writing all the obligations of the Guarantor hereunder and, if required by law, is duly qualified to do business in the State, and (b) delivers to the Authority an opinion of counsel to the effect that its obligations under this Guaranty are legal, valid, binding and enforceable subject to applicable bankruptcy and similar insolvency or moratorium laws, and (2) any such transaction does not result in a Material Decline in Credit Standing of the Guarantor, as defined in Section 9.1 of the Management Services Agreement or if such transaction results in a Material Decline in Credit Standing of the Guarantor, as defined in Section 9.1 of the Management Services Agreement, the Successor Guarantor provided credit enhancement as required by Section 9.1 of the Management Services Agreement.

                  (B) Continuance of Obligations. If a consolidation, merger or sale or other transfer is made as permitted by this Section 4.1, the provisions of this Section 4.1 shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section 4.1. No such consolidation, merger or sale or other transfer shall have the effect of releasing the initial Guarantor from its liability hereunder unless a successor entity has assumed responsibility for this Guaranty as provided in this Section 4.1. and if such transaction results in a Material Decline in Credit Standing of the Guarantor as defined in Section 9.1 of the Management Services Agreement, the Successor Guarantor shall provide credit enhancement as required by Section
9.1 of the Management Services Agreement.

                  SECTION 4.2. ASSIGNMENT. Without the prior written consent of the Authority, this Agreement may not be assigned by the Guarantor, except pursuant to Section 4.1 hereof.

                  SECTION 4.3. QUALIFICATION IN STATE. The Guarantor agrees that, so long as this Guaranty is in effect, if required by law, the Guarantor will be duly qualified to do business in the State.

                  SECTION 4.4. CONSENT TO JURISDICTION. The Guarantor irrevocably: (1) agrees that any suit, action or other legal proceeding arising out of this Guaranty shall be brought in the courts of the State of New York; (2) consents to the jurisdiction of such court in any such suit, action or proceeding; (3) waives any objection which it may have to the laying of the jurisdiction of any such suit, action or proceeding in any of such courts.

                  SECTION 4.5. BINDING EFFECT. This Guaranty shall inure to the benefit of the Authority and any successors and assigns to whom the Authority may assign its interests in the Agreements and shall be binding upon the Guarantor and its successors and assigns.

                  SECTION 4.6. AMENDMENTS, CHANGES AND MODIFICATIONS. This Guaranty may not be amended, changed or modified or terminated and none of its provisions may be waived, except with the prior written consent of the Authority and of the Guarantor.

                  SECTION 4.7. LIABILITY. It is understood and agreed to by the Authority that nothing contained herein shall create any obligation of or right to look to any director, officer, employee or stockholder of the Guarantor (or any affiliate thereof) for the satisfaction of any obligations hereunder, and no judgment, order or execution with respect to or in connection with this Guaranty shall be taken against any such director, officer, employee or stockholder.

                  SECTION 4.8. NOTICES. Any notices or communications required or permitted hereunder shall be in writing and shall be sufficiently given if sent by registered or certified mail, return receipt requested, postage prepaid, delivered in person, or sent by nationally recognized overnight delivery service, signature required upon signed receipt, to the following addresses, or to such other addresses as any of the recipients may from time to time designate by notice given in writing.

                   If to the Guarantor: MarketSpan Corporation
                                        175 East Old Country Road
                                        Hicksville, New York 11801
                                        Attn: Chief Executive Officer

                   If to the Authority: Long Island Power Authority
                                        333 Earle Ovington Boulevard
                                        Uniondale, New York 11553
                                        Attention: Executive Director

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its name and on its behalf by its duly authorized officer as of the date first above written.


                                      MARKETSPAN CORPORATION
                                      as Guarantor

                                      By /s/ Joseph E. Fontana
                                         --------------------------------------
                                         Name: Joseph E. Fontana
                                         Title: Vice President

Accepted and Agreed to by:


LONG ISLAND POWER AUTHORITY

By:
   --------------------------
   Name: Richard M. Kessel
   Title: Chairman

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its name and on its behalf by its duly authorized officer as of the date first above written.

                                      MARKETSPAN CORPORATION
                                      as Guarantor

                                      By
                                         --------------------------------------
                                         Name:
                                         Title:


Accepted and Agreed to by:


LONG ISLAND POWER AUTHORITY


By: /s/ Richard M. Kessel
    --------------------------
    Name: Richard M. Kessel
    Title: Chairman